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                                                                    EXHIBIT 10.5




                                  AMENDMENT TO
                              EMPLOYMENT AGREEMENT


         This Amendment to Employment Agreement ("Amendment") is entered into as of this 28th day of October, 1996, by and between TSX Corporation, a Nevada corporation (the "Company"), and William H. Lambert (the "Executive").

                                  WITNESSETH:

         WHEREAS, the Executive is currently employed by the Company as Chairman, President and Chief Executive Officer of the Company; and

         WHEREAS, the Company, ANTEC, a Delaware corporation ("ANTEC"), and TSX Acquisition Corporation, a Nevada corporation ("Merger Sub"), have entered into a Plan of Merger dated as of October 28, 1996 (the "Merger Agreement") pursuant to which Merger Sub will be merged into the Company and the Company shall continue to exist as the surviving corporation (the "Merger"); and

         WHEREAS, the Company and the Executive are parties to an Employment Agreement dated May 1, 1995 (the "Employment Agreement") which provides that in the event the Executive's employment with the Company is terminated under certain circumstances following a Change in Control (as defined therein) the Company shall provide certain benefits to the Executive on terms described in the Employment Agreement; and

         WHEREAS, the Company and the Executive desire to enter into this Amendment to the Employment Agreement to clarify those changes in control payments and to otherwise modify the Employment Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

         1. Amendment. The Employment Agreement is hereby amended as follows:

                 (a)      Section 2 is amended in its entirety to read:

                          2. Nature of Executive Services. The Executive shall have such positions and perform such duties as the parties may mutually agree to facilitate the integration of the business of the Company with the business of ANTEC Corporation following the merger of the Company and TSX Acquisition Corporation (the "Merger") and to further the business of the Company.

                 (b)      Section 3 is amended in its entirety to read:
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                          3.  Term.  The term of the Executive's employment
                 hereunder shall continue for 270 days after the effective time of the Merger (the "Effective Time") at which time (the "Date of Termination" or "Termination Date") it is acknowledged that the employment of Executive shall have been terminated by the Company for other than Cause and by the Executive for Good Reason (in both cases as defined by Section 11 of the Agreement as it read prior to the Effective Time) for purposes of Section 8C of the Stock Option Agreement between the parties dated March 14, 1994. The term of the Agreement is hereinafter referred to as the "Employment Period." For purposes of clarifying Section 8C of the Stock Option Agreement, the parties confirm their mutual interpretation that under Section 8C, the term of the Option after the termination at any time of the Optionee's employment by the Company for other than Cause or by the Executive for Good Reason shall continue to be a period of ten (10) years following the Commencement Date (as defined in Section 5 of the Stock Option Agreement) as provided in Section 3 of the Stock Option Agreement.

         (c) Section 4(b) of the Employment Agreement is deleted and all references anywhere in the Employment Agreement to Section 4(b) are deleted.

         (d) Section 10(f) is deleted and all references anywhere in the Employment Agreement to Section 10(f) are deleted.

         (e) All references anywhere in the Employment Agreement to Section 11 are deleted and Section 11 is amended by deleting subsections (a), (b), (c)
(ii) and (d) and amending the first sentence of subsection (c) prior to the beginning of paragraph (c) (i) in its entirety to read:

                 (c) It is acknowledged that upon the Effective Time, the Executive's duties, titles and offices will be changed by the amendment of this Agreement on October 28, 1996 (the 'Amendment") in a manner that would entitle Executive to terminate his employment under this Agreement for Good Reason pursuant to the provisions of this Agreement as they existed prior to the Amendment and obligate the Company to provide the benefits provided by paragraphs (i), (iii) and
         (iv) below. However, Executive has agreed to defer the exercise of that right until the Termination Date, and the Company has agreed to provide the benefits provided by paragraphs (i) (iii) and (iv) below on the Termination Date. The payment provided by paragraph (i), which will be $1,262,567 if the Effective Time is after January 1, 1997 as contemplated, will be paid with interest at the annual rate of 7.5% from the tenth date following the Effective Time until the date of payment. The parties have agreed that these will be the Company's obligations as a result of the termination of the employment of the Executive.

         (f)     Section 17 shall be amended in its entirety to read:





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         Executive shall be entitled to an office and to work out of the
         Company's offices in El Paso, Texas or Juarez, Mexico or such other location as shall be mutually agreeable to Executive and the Company.

         (g) Section 18(a) is modified by inserting the phrase "and for the period ending two years after the Effective Time" after the phrase "the term of this Agreement" in the second line of Section 18(a).

         (h) Section 19(b) is deleted and Section 19(d) is amended in its entirety to read as follows:

                 (d) Costs. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach or default in connection with any of the provisions of this Agreement, the prevailing party shall be entitled to recover his or its reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which such party may be entitled.

         (i)     Schedule 1 is deleted.

         (j) Section 18 is amended by adding the following paragraph at the end thereof:

                 (i) ANTEC Common Stock. Following the Merger, the foregoing rights of the Executive with respect to the Company Shares shall apply equally to the common stock of ANTEC.

         2. Conditioned on Merger. This Amendment is conditioned upon the consummation of the Merger. If for any reason the Merger Agreement is terminated, then this Amendment shall become null and void and have no force or effect. The parties hereto ratify and affirm their respective obligations under the Employment Agreement, as amended by this Amendment.

         3. Applicable Law. The Employment Agreement and this Amendment shall be construed and interpreted pursuant to the laws of Texas.

         4. Entire Agreement. The Employment Agreement and this Amendment contain the entire agreement between the Company and the Executive and supersedes any and all previous agreements, written or oral, between the parties relating to the subject matter hereof. No amendment or modification of the terms of the Employment Agreement or this Amendment shall be binding upon the parties hereto unless reduced to writing and signed by the Company and the Executive.

         5. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original.





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         6.      Severability.  In the event any provision of this Amendment is held illegal or invalid, the remaining provisions of this Amendment shall not be affected thereby.


         IN WITNESS WHEREOF, the Executive has hereunto set his hand, and the Company has caused the Amendment to be executed in its name on its behalf, all as of the day and year first above written.

                                          COMPANY:

                                          TSX CORPORATION



                                          By:  /s/ William H. Lambert
                                               -------------------------
                                          Title: Chairman, President and
                                                 Chief Executive Officer
                                                 -----------------------



                                                 EXECUTIVE:


                                                 /s/ William H. Lambert
                                                 -----------------------------





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